Exhibit 3.11

SECOND AMENDED AND RESTATED CERTIFICATE OF FORMATION

OF

MRC ENERGY COMPANY

The undersigned hereby certifies that:

ONE: The name of the corporation is MRC Energy Company (the “Corporation”). The Corporation filed its original Articles of Incorporation with the Secretary of State of the State of Texas on July 3, 2003 under the name “Matador Resources Company” (the “Original Articles”). The Corporation filed an Amended and Restated Certificate of Formation with the Secretary of State of the State of Texas on June 3, 2010 (the “Amended Certificate”), amending and restating the Original Articles in their entirety. The Corporation filed a Certificate of Amendment to its Amended Certificate with the Secretary of State of the State of Texas on June 9, 2011, amending the number of directors of the Corporation. The Corporation filed a Certificate of Merger with the Secretary of State of the State of Texas on August 8, 2011, pursuant to which Matador Merger Co., a Texas corporation, merged with and into the Corporation and the Corporation changed its name from “Matador Resources Company” to “MRC Energy Company”, changed the amount of authorized capital stock and added a provision regarding approval of certain actions.

TWO: This Second Amended and Restated Certificate of Formation amends the Amended Certificate, as such has from time to time been amended (the “Current Certificate”) and all amendments made herein are in compliance with the Texas Business Organization Code (the “TBOC”).

THREE: Each amendment herein has been properly approved in the manner prescribed by Sections 10.005 and 21.052 through 21.055 of the TBOC and by the Corporation’s governing documents.

FOUR: The following alterations have been made to the Current Certificate in this Second Amended and Restated Certificate of Formation:

(1)	ARTICLE V, ARTICLE VI and ARTICLE VII of the Current Certificate are hereby deleted in their entirety;

(2)	ARTICLE VIII of the Current Certificate is hereby renamed “ARTICLE V”;

(3)	ARTICLE IX of the Current Certificate is hereby amended and restated in its entirety so as to read as follows:

“ARTICLE VI

The number of directors of this Corporation shall be not less than one (1) nor more than nine (9), the exact number to be fixed from time to time in the manner provided in the Bylaws of the Corporation. The current number of directors constituting the Board of Directors is seven (7), and the names and addresses of such directors are:

Name	Address
Joseph Wm. Foran	One Lincoln Centre
5400 LBJ Freeway, Suite 1500
Dallas, Texas 75240

Stephen A. Holditch	One Lincoln Centre
5400 LBJ Freeway, Suite 1500
Dallas, Texas 75240

David M. Laney	One Lincoln Centre
5400 LBJ Freeway, Suite 1500
Dallas, Texas 75240

Gregory E. Mitchell	One Lincoln Centre
5400 LBJ Freeway, Suite 1500
Dallas, Texas 75240

Steven W. Ohnimus	One Lincoln Centre
5400 LBJ Freeway, Suite 1500
Dallas, Texas 75240

Michael C. Ryan	One Lincoln Centre
5400 LBJ Freeway, Suite 1500
Dallas, Texas 75240

Margaret B. Shannon	One Lincoln Centre
5400 LBJ Freeway, Suite 1500
Dallas, Texas 75240;”

(4)	ARTICLE X of the Current Certificate is hereby amended and restated in its entirety so as to read as follows:

“ARTICLE VII

The Board of Directors of the Corporation, in its sole discretion, shall have the power, on behalf of the Corporation, to indemnify persons for whom indemnification is permitted by applicable Texas law, to the fullest extent permissible under applicable Texas law, and may purchase such liability, indemnification and/or other similar insurance as the Board of Directors from time to time shall deem necessary or appropriate, in its sole discretion.

The Corporation may purchase and maintain liability, indemnification and/or other similar insurance on behalf of itself, and/or for any person who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, against any liability asserted against and/or incurred by the Corporation or person serving in such a capacity or arising out of his/her/its status as such a person or entity, whether or not the Corporation would otherwise have the power to indemnify such person against that liability.

The power to indemnify and/or obtain insurance provided in this Article VII shall be cumulative of any other power of the Board of Directors and/or any rights to which such a person or entity may be entitled by law, the Certificate of Formation and/or Bylaws of the Corporation, contract, other agreement, vote or otherwise.”;

(5)	ARTICLE XI of the Current Certificate is hereby amended and restated in its entirety so as to read as follows:

“ARTICLE VIII

No contract or other transaction between this Corporation and any person, firm, association or corporation and no act of this Corporation, shall, in the absence of fraud, be invalidated or in any way affected by the fact that any of the directors of this Corporation is pecuniarily or otherwise interested, directly or indirectly, in such contract, transaction or act, or is related to or interested in such person, firm, association or corporation as a director, shareholder, officer, employee, member or otherwise. Any director so interested or related who is present at any meeting of the Board of Directors or committee of directors at which action on any such contract, transaction or act is taken may be counted in determining the presence of a quorum at such meeting and the vote at such meeting of any such director may be counted in determining the approval of any such contract, transaction or act. No director so interested or related shall, because of such interest or relationship, be disqualified from holding his office or be liable to the Corporation or to any shareholder or creditor thereof for any loss incurred by this Corporation under or by reason of such contract, transaction or act, or be accountable for any gains or profits he may have realized therein.”;

(6)	ARTICLE XII of the Current Certificate is hereby renamed “ARTICLE IX”;

(7)	A new ARTICLE X shall be added thereto, which shall be and read in its entirety as follows:

“ARTICLE X

Any action required by the TBOC to be taken at any annual or special meeting of the shareholders of the Corporation, and/or any action that may be taken at any annual or special meeting of the shareholders of the Corporation, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.”

FIVE: This Second Amended and Restated Certificate of Formation accurately states the text of the Current Certificate, as further amended by this Second Amended and Restated Certificate of Formation.

SIX: This Second Amended and Restated Certificate of Formation does not contain any other change in the Current Certificate other than omissions allowed by Section 3.059 of the TBOC.

SEVEN: The Amended and Restated Certificate of Formation of the Corporation is hereby amended and restated to read in its entirety as follows:

SECOND AMENDED AND RESTATED CERTIFICATE OF FORMATION

OF

MRC ENERGY COMPANY

ARTICLE I

The name of the Corporation is MRC Energy Company.

ARTICLE II

The Corporation is a for-profit corporation.

ARTICLE III

The purpose for which the Corporation is organized is the transaction of any or all lawful business for which for-profit corporations may be incorporated under the Texas Business Organizations Code (the “TBOC”).

ARTICLE IV

The aggregate number of shares that the Corporation shall have authority to issue shall be one thousand (1,000) shares of Common Stock, par value $.01 per share.

ARTICLE V

The address of the Corporation’s registered office is 5400 LBJ Freeway, Suite 1500, Dallas, Texas 75240 and the name of its registered agent at such address is Joseph Wm. Foran.

ARTICLE VI

The number of directors of this Corporation shall be not less than one (1) nor more than nine (9), the exact number to be fixed from time to time in the manner provided in the Bylaws of the Corporation. The current number of directors constituting the Board of Directors is seven (7), and the names and addresses of such directors are:

Name	Address
Joseph Wm. Foran	One Lincoln Centre
5400 LBJ Freeway, Suite 1500
Dallas, Texas 75240

Stephen A. Holditch	One Lincoln Centre
5400 LBJ Freeway, Suite 1500
Dallas, Texas 75240

David M. Laney	One Lincoln Centre
5400 LBJ Freeway, Suite 1500
Dallas, Texas 75240

Gregory E. Mitchell	One Lincoln Centre
5400 LBJ Freeway, Suite 1500
Dallas, Texas 75240

Steven W. Ohnimus	One Lincoln Centre
5400 LBJ Freeway, Suite 1500
Dallas, Texas 75240

Michael C. Ryan	One Lincoln Centre
5400 LBJ Freeway, Suite 1500
Dallas, Texas 75240

Margaret B. Shannon	One Lincoln Centre
5400 LBJ Freeway, Suite 1500
Dallas, Texas 75240

ARTICLE VII

The Board of Directors of the Corporation, in its sole discretion, shall have the power, on behalf of the Corporation, to indemnify persons for whom indemnification is permitted by applicable Texas law, to the fullest extent permissible under applicable Texas law, and may purchase such liability, indemnification and/or other similar insurance as the Board of Directors from time to time shall deem necessary or appropriate, in its sole discretion.

The Corporation may purchase and maintain liability, indemnification and/or other similar insurance on behalf of itself, and/or for any person who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, against any liability asserted against and/or incurred by the Corporation or person serving in such a capacity or arising out of his/her/its status as such a person or entity, whether or not the Corporation would otherwise have the power to indemnify such person against that liability.

The power to indemnify and/or obtain insurance provided in this Article VII shall be cumulative of any other power of the Board of Directors and/or any rights to which such a person or entity may be entitled by law, the Certificate of Formation and/or Bylaws of the Corporation, contract, other agreement, vote or otherwise.

ARTICLE VIII

No contract or other transaction between this Corporation and any person, firm, association or corporation and no act of this Corporation, shall, in the absence of fraud, be invalidated or in any way affected by the fact that any of the directors of this Corporation is pecuniarily or otherwise interested, directly or indirectly, in such contract, transaction or act, or is related to or interested in such person, firm, association or corporation as a director, shareholder, officer, employee, member or otherwise. Any director so interested or related who is present at any meeting of the Board of Directors or committee of directors at which action on any such contract, transaction or act is taken may be counted in determining the presence of a quorum at such meeting and the vote at such meeting of any such director may be counted in determining the approval of any such contract, transaction or act. No director so interested or related shall, because of such interest or relationship, be disqualified from holding his office or be liable to the Corporation or to any shareholder or creditor thereof for any loss incurred by this Corporation under or by reason of such contract, transaction or act, or be accountable for any gains or profits he may have realized therein.

ARTICLE IX

In accordance with Section 10.005 of the TBOC, any act or transaction by or involving this Corporation, other than the election or removal of directors, that requires for its approval under the TBOC or the governing documents of the Corporation the approval of the shareholders of this Corporation shall, by virtue of this reference to Section 10.005 of the TBOC, require, in addition, the approval of the shareholders of Matador Resources Company (formerly known as Matador Holdco, Inc.), a Texas corporation, or any successor thereto by merger, by the same vote that is required by the TBOC and the governing documents of this Corporation.

ARTICLE X

Any action required by the TBOC to be taken at any annual or special meeting of the shareholders of the Corporation, and/or any action that may be taken at any annual or special meeting of the shareholders of the Corporation, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

IN WITNESS WHEREOF, I have hereunto set my hand, this 13th day of October, 2011.

/s/ Joseph Wm. Foran
Joseph Wm. Foran
Chief Executive Officer

Signature Page to MRC Energy Company

Second Amended and Restated Certificate of Formation